United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

ASTROTECH CORPORATION

(Exact name of Registrant as Specified in its Charter)

Washington

(State or other Jurisdiction of Incorporation or Organization)

001-34426	91-1273737
(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650,
Austin, Texas	78701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 485-9530

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events

On June 11, 2014, Astrotech Corporation (“Astrotech”) issued a press release announcing the completion of an internal reorganization involving two subsidiaries of Astrotech, 1st Detect Corporation (“1st Detect”) and Astrogenetix, Inc. (“Astrogenetix”), as a result of which each of 1st Detect and Astrogenetix became a wholly-owned subsidiary of Astrotech.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The internal reorganization was effected through the filing of Certificates of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by Detect Merger Sub Corporation and AG Merger Sub, Inc., which were wholly-owned subsidiaries of Astrotech prior the effective time of such mergers, and which owned at least 90% of the outstanding shares of voting stock of 1st Detect and Astrogenetix, respectively.

ITEM 9.01       Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press release, dated June 11, 2014, issued by Astrotech Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
(Registrant)

Date: June 19, 2014	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated June 11, 2014, issued by Astrotech Corporation	E